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                                                                    Exhibit 23


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 19, 1999 included in this Form 8-K/A of Power One, Inc. to be filed August 17, 1999. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                       /s/ ARTHUR ANDERSEN LLP
                                       ------------------------
                                       ARTHUR ANDERSEN LLP


Boston, Massachusetts
August 16, 1999